Exhibit 99.2

EMPLOYMENT AGREEMENT

This Amended and Restated Employment Agreement (this “Agreement”) is made as of October 24, 2011, by and between Union First Market Bankshares Corporation, a Virginia corporation (the “Company”), which is the parent company of Union First Market Bank, a Virginia banking corporation (the “Bank”), and Elizabeth M. Bentley (the “Officer”).

The parties, intending to be legally bound, agree as follows:

1. Employment and Acceptance. The Officer shall be employed as an Executive Vice President of the Company and the Bank (hereinafter sometimes individually and collectively “Union”). The Officer shall have the duties and responsibilities that are commensurate with her position and shall also render such other services and duties as may be reasonably assigned to her from time to time by Union, consistent with her position. The Officer hereby accepts and agrees to such employment and agrees to carry out her duties and responsibilities to the best of her ability in a competent, efficient and businesslike manner.

2. Term of Employment. This Agreement is effective October 24, 2011 (the “Commencement Date”) and will end on the second anniversary of the Commencement Date, unless sooner terminated as provided herein (the “Employment Period”). Beginning on the day following the second anniversary of the Commencement Date, and on each day thereafter, the Employment Period shall automatically be extended an additional day, unless prior to such extension Union gives written notice to the Officer that the Employment Period will not thereafter be extended. The last day of the Employment Period, as extended from time to time, is sometimes referred to as the “Expiration Date.”

3. Compensation and Benefits.

(a) Base Salary. The Bank shall pay the Officer an annual base salary of $216,200 (the “Base Salary”), which will be payable in accordance with the payroll practices of Union applicable to all officers. The Base Salary will be reviewed annually by Union’s Board of Directors and may be adjusted upward or downward in the sole discretion of Union’s Board of Directors. In no event, however, will the Base Salary be less than $216,200.

(b) Annual Bonus. The Officer may be entitled to receive annual cash bonus payments in such amounts as may be determined in accordance with the terms and conditions of the applicable management incentive plan as may be adopted on an annual basis by the Board of Directors of the Company.

(c) Stock Compensation. The Officer may be entitled to receive stock awards under the Company’s 2003 Stock Incentive Plan, the Company’s 2011 Stock Incentive Plan, or any successor plan, in such amounts and subject to such terms and conditions as determined under the applicable management incentive plan as may be adopted on an annual basis by the Board of Directors of the Company.

(d) Benefits. The Officer will be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, life insurance, profit sharing, employee stock ownership, and other plans, benefits and privileges of Union that may be in effect from time to time, to the extent the Officer is eligible under the terms of those plans and programs, provided, however, that Officer and Company agree that Officer shall not be eligible to receive or claim any benefits under the “Union Bankshares Corporation Severance Pay Plan” effective as of October 1, 1999, as amended.

(e) Business Expenses. Union will reimburse Officer or otherwise provide for or pay for all reasonable expenses incurred by Officer in furtherance of, or in connection with, the business of Union, including, but not by way of limitation, travel expenses, car allowance, and memberships in professional organizations, subject to such reasonable documentation and other limitations as may be established by the Board of Directors of the Company.

(f) Paid Time Off. The Officer will be entitled to paid time off based upon title and years of service, as established by Union, to be taken at such times and intervals as shall be determined by the Officer with the approval of Union, which approval shall not be unreasonably withheld.

(g) Deferred Compensation Benefits. Union may enter into a deferred compensation arrangement with the Officer to provide for certain supplemental nonqualified cash benefits in such amounts and on such terms and conditions as the parties may agree.

4. Termination and Termination Benefits. Notwithstanding the provisions of Section 2, the Officer’s employment hereunder shall terminate under the following circumstances and shall be subject to the following provisions:

(a) Death. If the Officer dies while employed by Union, Union will continue to pay an amount equal to the Officer’s then current Base Salary to the Officer’s beneficiary designated in writing to the Company prior to her death (or to her estate, if she fails to make such designation) for six months after the Officer’s death, with such payments to be made on the same periodic dates as salary payments would have been made to the Officer had she not died.

(b) Disability. The Officer’s employment hereunder may be terminated at any time because of the Officer’s inability to perform the essential functions of her position with Union on a full time basis for 180 consecutive days or a total of at least 240 days in any twelve month period as a result of the Officer’s incapacity due to physical or mental illness as determined pursuant to Union’s long term disability policy; provided, however, that Union shall provide at its cost continued medical insurance in Union’s health plan for the benefit of the Officer for a period of twelve months after the date of such termination.

(c) Termination by Union for Cause. The Officer’s employment may be terminated at any time without further liability on the part of Union or the Company effective immediately by written notice to the Officer setting forth in reasonable detail the nature of such Cause. Only the following shall constitute “Cause” for such termination:

(i) continued failure by the Officer for reasons other than disability to follow reasonable instructions or policies of the Board of Directors of Union after being advised in writing of such failure, such writing to include specific actions or inaction on the part of the Officer and the particular instruction or policy involved, and only after being given a reasonable opportunity and period (as determined by the Chief Executive Officer or the President of the Company) to remedy such failure;

(ii) gross incompetence, gross negligence, willful misconduct in office or breach of a material fiduciary duty owed to the Company, Union, or any subsidiary or affiliate thereof;

(iii) conviction of a felony or a crime of moral turpitude (or a plea of nolo contendere thereto) or commission of an act of embezzlement or fraud against the Company, Union, or any subsidiary or affiliate thereof;

(iv) any breach by the Officer of a material term of this Agreement or violation in any material respect of any code or standard of conduct generally applicable to officers of Union, including without limitation material failure to perform a substantial portion of her duties and responsibilities hereunder as established from time to time by the Board of Directors of the Company, after being advised in writing of such breach, violation, or failure and being given a reasonable opportunity and period (as determined by the Chief Executive Officer or President of the Company) to remedy such breach, violation, or failure;

(v) dishonesty of the Officer with respect to Union, or any subsidiary or affiliate thereof; or

(vi) the willful engaging by the Officer in conduct that is demonstrably and materially injurious to Union, monetarily or otherwise, or any conduct deemed by the Board of Directors of Union to be immoral or which may bring embarrassment or disrepute to Union and its respective good name or status.

(d) Termination by Union without Cause. The Officer’s employment may be terminated without Cause effective immediately by written notice to the Officer. In the event of termination without Cause, the Officer shall be entitled to the benefits specified in Section 4(f) of this Agreement.

(e) Termination by the Officer. The Officer may terminate her employment hereunder with or without Good Reason (as defined below) by written notice to the Board of Directors of the Company effective thirty days after receipt of such notice by the Board of Directors. In the event the Officer terminates her employment hereunder for Good Reason, the Officer shall be entitled to the benefits specified in Section 4(f). The Officer shall not be required to render any further services to Union. Upon termination of employment by the Officer without Good Reason, the Officer shall be entitled to no further compensation or benefits under this Agreement. “Good Reason” shall be (i) the failure by Union to comply with the provisions of Section 3 or material breach by Union of any other provision of this Agreement, which failure or breach shall continue for more than thirty days after the date on which the Board of Directors of the Company receives notice from the Officer of such failure or breach, (ii) the assignment of the Officer without her consent to a position, responsibilities, or duties of a materially lesser status or degree of responsibility than her position, responsibilities, or duties at the Commencement Date other than as a direct result of the change in control of the Company (which is otherwise addressed herein), or (iii) the requirement by Union that the Officer be based at any office that is greater than fifty miles from where the Officer’s office is located at the Commencement Date.

(f) Certain Termination Benefits. In the event of termination by Union without Cause and other than for death or disability, or by the Officer with Good Reason, the Officer shall be entitled to the following benefits, subject to the provisions of Section 5(c) (for purposes of this subsection (f), the term “Union” shall include the Company and the Bank, as may be applicable):

(i) Subject to subsection (iii) below, for a two-year period immediately following the date of termination, Union shall continue to pay the Officer her Base Salary (not including any bonus other than any unpaid bonus relating to a fiscal year of the Company completed prior to the date of termination) at the rate in effect on the date of termination, such payments to be made on the same periodic dates as salary payments would have been made to the Officer had she not been terminated, provided that if the Officer is a Key Employee (as defined in subsection (vi)) on the date of termination, she shall not receive any payments until the first day of the seventh month following the date of termination and the first payment shall include six months of payments and each remaining payment shall equal the same amount the Officer would have received while employed. The Company and the Officer will use their best efforts to accelerate the vesting of any nonvested benefits of the Officer under any employee stock-based or other benefit plan or arrangement to the extent permitted by the terms of such plan or arrangement.

(ii) Subject to subsection (iv) below, for a two-year period immediately following the date of termination, the Officer shall continue to receive medical and life insurance benefits pursuant to plans made available by Union to its employees at the expense of the Company to substantially the same extent the Officer received such benefits on the date of termination (it being acknowledged that the post-termination plans may be different from the plans in effect on the date of termination). For purposes of application of such benefits, the Officer shall be treated as if she had remained in the employ of Union, with a Base Salary at the rate in effect on the date of termination.

(iii) During the twelve month period that begins on the first anniversary date of the termination of employment and ends on the second anniversary date, Union’s obligation to continue to pay the Base Salary to the Officer pursuant to subsection 4(f)(i) during such second twelve month period shall terminate thirty days after the Officer obtains full-time employment with another employer that provides an annualized base salary that is at least equal to 75% of the Base Salary being paid by Union.

(iv) The Company’s obligation to provide the Officer with medical and life insurance benefits pursuant to subsection 4(f)(ii) hereof shall terminate in the event the Officer obtains new employment and is eligible to participate in substantially comparable medical and life insurance programs made available to her and similarly situated employees by or through her new employer. If only one type of insurance (e.g., medical) is made available to the Officer and similarly situated employees, the Company will continue to provide the Officer with the other insurance coverage for the remainder of the two year period or until such other type of insurance is made available to her and similarly situated employees by her new employer, whichever occurs sooner.

(v) During the two-year period following the date of termination, the Officer shall provide the Company with at least ten days written notice before the starting date of any employment, identifying the prospective employer and its affiliated companies and the job description, including a description of the proposed geographic market area associated with the new position. The Officer shall notify in writing any new employer of the existence of the restrictive covenants set forth in Section 5 of this Agreement.

(vi) For purposes of this Agreement, “Key Employee” shall have the meaning assigned to that term under Section 409A of the Internal Revenue Code of 1986, as amended, which generally defines a Key Employee as an employee who, with respect to a publicly traded company, is (a) one of the top fifty most highly compensated officers with an annual compensation in excess of $130,000 (as adjusted from time to time by Treasury Regulations), (b) a five percent owner of the Company, or (c) a one percent owner of the Company with annual compensation in excess of $150,000 (as adjusted from time to time by Treasury Regulations).

5. Covenants of the Officer.

(a) Noncompetition. The Officer agrees that during the Employment Period and for a one-year period following the termination of her employment for any reason during the Employment Period, the Officer will not directly or indirectly, as a principal, agent, employee, employer, investor, co-partner or in any other individual or representative capacity whatsoever, engage in a Competitive Business anywhere in the Market Area (as such terms are defined below) in any capacity that includes any of the significant responsibilities held or significant activities engaged in by the Officer on behalf of Union, and any of its Affiliates during the Employment Period. Notwithstanding the foregoing, the Officer may purchase or otherwise acquire up to (but not more than) 1% of any class of securities of any business enterprise (but without otherwise participating in the activities of such enterprise) that engages in a Competitive Business in the Market Area and whose securities are listed on any national or regional securities exchange or have been registered under Section 12 of the Securities Exchange Act of 1934.

(b) Nonsolicitation. The Officer further agrees that during the Employment Period and for a two-year period following the termination of her employment for any reason, she will not directly or indirectly: (i) solicit, induce or attempt to solicit or induce any customer or client of the Company or its Affiliates with whom the Officer had direct contact or whose identity the Officer learned as a result of her employment with Union, to terminate, diminish, or materially alter in a manner harmful to Union the relationship of such customer or client with Union or its Affiliates; (ii) solicit, induce, encourage, or participate in soliciting, inducing, or encouraging any employee to terminate his/her employment with Union or any of its Affiliates; or (iii) hire, employ, or engage in business with or attempt to hire, employ, or engage in business with any person employed by Union or any of its Affiliates or who has left the employment of Union or any of its Affiliates within the three months preceding Officer’s last date of employment by Union.

(c) Nonrenewal of the Agreement. In the event Union elects not to renew this Agreement in accordance with Section 2, the provisions of Sections 5(a) and (b) shall not apply after the Expiration Date, unless the Officer shall otherwise be entitled to receive payments from Union as a result of her termination without Cause or for Good Reason pursuant to Section 4(f) of this Agreement.

(d) Definitions. As used in this Agreement, the term “Competitive Business” means the financial services business, which includes one or more of the following businesses: consumer and commercial banking, residential and commercial mortgage lending, securities brokerage and asset management, and any other business in which Union or any of its Affiliates are engaged at the time of termination of the Officer’s employment; the term “Market Area” means the area within a ten mile radius of any banking office or a loan production office (excluding for purposes of this Agreement an office providing residential mortgage loans) that the Company has established and is continuing to operate at the time of termination of the Officer’s employment; the term “Affiliate” means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, either the Company or the Bank; and the term “Person” means any person, partnership, corporation, company, group or other entity.

(e) Confidentiality. During the Employment Period and thereafter, and except as required by any court, supervisory authority or administrative agency or as may be otherwise required by applicable law, the Officer shall not, without the written consent of a person duly authorized by Union, disclose to any person (other than her personal attorney, or an employee of Union or an Affiliate, or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Officer of her duties as an employee of Union) or utilize in conducting a business any confidential information obtained by her while in the employ of Union, unless such information has become a matter of public knowledge at the time of such disclosure.

(f) Acknowledgment; Enforcement. The covenants contained in this Section 5 shall be construed and interpreted in any proceeding to permit their enforcement to the maximum extent permitted by law. The Officer agrees that the restraints imposed herein are necessary for the reasonable and proper protection of the Company and its Affiliates, and that each and every one of the restraints is reasonable in respect to length of time, geographic area and activities restricted. If, however, the time, geographic and/or scope of activity restrictions set forth in Section 5 are found by an arbitrator or court to be unenforceable because the restrictions are overbroad, the arbitrator or court, as applicable, is empowered and directed to modify the restriction(s) to the extent necessary to make them enforceable. The Officer further acknowledges that damages at law would not be a measurable or adequate remedy for breach of the covenants contained in this Section 5 and, accordingly, the Officer agrees to submit to the equitable jurisdiction of any court of competent jurisdiction in connection with any action to enjoin the Officer from violating any such covenants. In any legal, equitable or arbitration action against the Officer in connection with the enforcement of the covenants included in this Section 5, each party will bear its own costs, including its attorneys’ fees. All the provisions of this Section 5 will survive termination and expiration of this Agreement.

(g) Change in Control. Notwithstanding anything to the contrary contained in this Agreement, in the event of a change in control of the Company (as such term is defined in the Management Continuity Agreement, dated October 24, 2011, between the Company and the Officer) or the termination of the Officer as a result of her disability as determined pursuant to Section 4(b), the restrictions imposed by Sections 5(a) and (b) shall not apply to the Officer after she ceases to be employed by Union.

6. Change in Control of the Company. This Agreement will terminate in the event there is a change in control of the Company, and the Management Continuity Agreement, dated October 24, 2011, as it may hereafter be amended, between the Company and the Officer will become effective and any termination or other benefits will be determined and paid solely pursuant to such Management Continuity Agreement.

7. Mitigation; Exclusivity of Benefits.

(a) The Officer shall not be required to mitigate the amount of any benefits to be paid to her hereunder by seeking other employment or otherwise.

(b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Officer upon a termination of employment with Union pursuant to employee benefit plans of Union or otherwise.

8. Withholding. All payments required to be made by Union hereunder to the Officer shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as Union may reasonably determine should be withheld pursuant to any applicable law or regulation.

9. Assignability. Either the Company or the Bank may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, company or other entity with or into which either entity may hereafter merge or consolidate or to which either entity may transfer all or substantially all of its assets, if in any such case said corporation, company or other entity shall by operation of law or expressly in writing assume all obligations of either the Company or the Bank hereunder as fully as if it had been originally made a party hereto, to the extent that any such transaction does not trigger the operation of Section 5 above. The Officer may not assign or transfer this Agreement or any rights or obligations hereunder.

10. Notices. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

To the Company:	Chairman of the Board
Union First Market Bankshares Corporation
c/o Operations Center
P. O. Box 940
Ruther Glen, Virginia 22546

And at the Chairman’s home address as shown on the records of the Company.

To the Officer:	Elizabeth M. Bentley
15278 Devonwood Road
Montpelier, VA 23192

To the Bank:	Chairman of the Board
Union First Market Bank
c/o P. O. Box 446
211 North Main Street
Bowling Green, Virginia 22427

And at the Chairman’s home address as shown on the records of the Bank.

11. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Officer and such officer or officers as may be specifically designated by the Board of Directors of Union to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

12. Entire Agreement. This Agreement, together with the Management Continuity Agreement, dated October 24, 2011, and as it may hereafter be amended, entered into between the parties hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement or in the Management Continuity Agreement. For purposes of this Agreement, the term “Company” includes any subsidiaries of the Company.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without reference to its conflicts of laws principles.

14. Nature of Obligations. Nothing contained herein shall create or require Union to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Officer acquires a right to receive benefits from Union hereunder, such right shall be no greater than the right of any unsecured general creditor of Union.

15. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

16. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(Signatures appear on the following page)

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

UNION FIRST MARKET BANKSHARES CORPORATION

By:	/s/ G. William Beale
G. William Beale
Chief Executive Officer

UNION FIRST MARKET BANK

By:	/s/ John C. Neal
John C. Neal
President

OFFICER:

/s/ Elizabeth M. Bentley
Elizabeth M. Bentley